Exhibit 10.41
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                     CABLE & WIRELESS INTERNET SERVICES INC.

                            MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (this "Agreement") between Cable & Wireless Internet Services Inc. ("C&W") and Switchboard Incorporated ("Customer") is made effective as of the date indicated below the C&W signature on this Agreement (the "Effective Date"), provided that, each Order Form submitted by Customer and accepted by a C&W Company (as defined in Section 1.1) shall become effective as of the date of the C&W Company's signature on the Order Form or upon the initial delivery of the ordered product and/or service by such C&W Company, whichever is earlier.

1. OVERVIEW.

     1.1 Scope. This Agreement states the terms and conditions by which (i) C&W and its Affiliates (hereinafter referred to collectively as the "C&W Companies" or each individually as a "C&W Company") will contract with the Customer, from time to time, during the term of this Agreement, for the delivery to and receipt by the Customer of any or all of the services offered by the C&W Companies, and
(ii) Customer may purchase products from C&W Companies. The specific services and/or products to be provided hereunder are identified in the Order Form(s) submitted by Customer. Order Form(s) shall be binding only upon acceptance by the C&W Company providing the services and/or products which are described in detail in the Specification Sheets and/or Statements of Work attached to each Order Form. Each Order Form (with the attached Specification Sheet(s) and Statement(s) of Work) submitted, accepted and executed by Customer and a C&W Company hereby incorporates by this reference the terms and conditions of this Agreement and, for the purposes of each Order Form, all references to C&W in this Agreement shall mean the C&W Company which accepts the Order Form. This Agreement is intended to cover any and all services and/or products ordered by Customer and provided by C&W Companies. If a C&W Company other than Cable & Wireless Internet Services Inc., will provide the services and/or products on the Order Form submitted by Customer, then the Order Form must be accepted by the C&W Company which will provide the services and/or products. Neither Cable & Wireless Internet Services Inc. nor any other C&W Company shall have any authority (express or implied) to accept an Order Form on behalf of the C&W Company which will provide the services and/or products thereunder. In the event that any terms set forth herein apply specifically to a service not ordered by Customer, such terms shall not apply to Customer, unless and until such service is ordered by Customer.

     1.2 Definitions.

          (a) "Affiliate" means a company which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another company.

          (b) "Customer Area" means that portion(s) of the Internet Data Center(s) made available to Customer for the placement of Customer Equipment and/or Rental Equipment and use of the Service(s).

          (c) "Customer Equipment" means the Customer's computer hardware, not including stored data, and other tangible equipment placed by Customer in the Customer Area and identified on C&W's standard customer equipment list completed and delivered by Customer to C&W, as amended in writing from time to time by Customer.

          (d) "Customer Registration Form" means the list that contains the names and contact information (e.g. pager, email and telephone numbers) of the individuals authorized by Customer to enter the Internet Data Center(s) and Customer Area, as delivered by Customer to C&W and amended in writing from time to time by Customer pursuant to C&W's standard operating procedures.

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          (e) "Customer Technology" means Customer's proprietary technology, including Customer's Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Customer or licensed to Customer from a third party) and also including any derivatives, improvements, enhancements or extensions of Customer Technology conceived, reduced to practice, or developed during the term of this Agreement by Customer.

          (f) "C&W Marks" means any registered or unregistered names, marks, brands, logos, designs, slogans, trademarks, trade dress and any other designations the C&W Companies use in connection with their services and products.

          (g) "C&W Technology" means the C&W Companies' proprietary technology, including C&W services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by a C&W Company or licensed to a C&W Company from a third party) and also including any derivatives, improvements, enhancements or extensions of C&W Technology conceived, reduced to practice, or developed during the term of this Agreement by either party that are not uniquely applicable to Customer or that have general applicability in the art.

          (h) "Initial Service Term" means the minimum term for which C&W will provide the Service(s) to Customer, as indicated on the Order Form(s).

          (i) "Internet Data Center(s)" means any of the facilities used by C&W to provide the Service(s).

          (g) "Order Form" means a written order from Customer to C&W for Services, in a form designated by and signed by an authorized I representative of Customer.

          (k) "Professional Services" means any professional or consulting service provided by C&W to Customer as more fully described in a Statement of Work or Specification Sheet.

          (l) "Purchased Equipment" means any hardware or other products (including, if applicable, associated licensed software) purchased by Customer from C&W.

          (m)"Renewal Service Term" means any service term following the Initial Service Term, as defined in Section 2.2 (c).

          (n) "Rental Equipment" means the computer hardware, associated licensed software and other tangible equipment and intangible computer code contained therein provided by C&W for use by Customer for a monthly recurring fee as set forth on the Order Form(s).

          (o) "Representatives" mean the individuals identified in writing on the Customer Registration Form, as updated by Customer from time to time in accordance with C&W's procedures, and authorized by Customer to enter the Internet Data Center(s) and the Customer Area.

          (p) "Rules and Regulations" means the C&W general rules and regulations governing Customer's use of Service(s) including, but not limited to, online conduct, and the obligations of Customer and its Representatives in the Internet Data Centers. The current Rules and Regulations are attached hereto as Attachment A and are incorporated herein by this reference.

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          (q) "Service(s)" means the specific service(s) provided by C&W to
Customer as described on the Order Form(s), excluding Supplemental Services.

          (r) "Service Commencement Date" means the date C&W has completed the installation for a Service and will begin providing such Service to Customer, as set forth in a written notice delivered by C&W to Customer.

          (s) "Service Credit" means a payment credit to be issued by C&W to Customer under the terms of the Service Level Agreement.

          (t) "Service Level Agreement" means the service level agreement described in Attachment B to this Agreement and incorporated herein by this reference.

          (u) "Specification Sheet" means the detailed description for each Service, other than Professional Services, ordered by Customer which is attached to (an) Order Form(s).

          (v) "Statement of Work" means the detailed description(s) of the custom or non- standard Professional Service attached to (an) Order Form(s).

          (w) "Supplemental Services" means the services described in Section
2.1 (b).

          (x) "Work" means any tangible deliverable provided by C&W to Customer as described in the Statement of Work for any Professional Service.

2. DELIVERY OF SERVICES; TERMS; FEES.

     2.1 Delivery of Services.

          (a) General. By submitting an Order Form, Customer agrees to pay for, and, by accepting the Order Form, C&W agrees to provide, the ordered Service(s) during the Initial Service Term and for any Renewal Service Term, as specified in Section 2.2 (c) below. The Customer may order additional bandwidth during the Initial Service Term under the terms and condition of this Agreement.

          (b) Delivery of Supplemental Services. The purpose of this provision is to enable C&W to provide Customer with certain limited services and equipment needed by Customer on an emergency basis ("Supplemental Services") where such services are not included within the scope of the Services that Customer has purchased. Supplemental Services may include, as an example, a request from Customer to C&W via telephone that C&W immediately replace a problem Customer server with an C&W server for a temporary period of time. C&W shall obtain Customer's approval prior to providing such services. Customer agrees to pay C&W the fees charged by C&W for Supplemental Services based on C&W's then current rates for time and materials and set forth in the invoice issued following delivery of the Supplemental Services. C&W will use commercially reasonable efforts to provide Supplemental Services, provided that C&W has no obligation to determine the need for or provide Supplemental Services.

     2.2 Term.

          (a) Term of Agreement. This Agreement shall commence on the Effective Date and continue thereafter until the expiration or non-renewal of the last Service term, unless earlier terminated in accordance with this Agreement.

          (b) Service Term Commencement: The term for each Service, other than Professional Services, will commence on the Service Commencement Date. The term for Professional Services will commence on the date set forth in the applicable Statement of Work or upon the initial delivery of such Professional Services, whichever is earlier.

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          (c) Renewal Service Term(s). Each monthly recurring Service, other than the provisioning of Rental Equipment, will renew automatically for successive 90-day renewal terms following the end of the Initial Service Term (each, a "Renewal Service Term") unless (i) Customer notifies C&W in writing at least thirty (30) days prior to the end of the Initial Service Term or a Renewal Service Term, as applicable, that it has elected to terminate such Service, or
(ii) C&W notifies Customer in writing at least thirty (30) days prior to the end of the Initial Service Term or a Renewal Service Term, as applicable that it has discontinued the Service; in either case such Service shall terminate at the end of such term subject to Section 10.4. The termination of any Service will not affect Customer's obligations to pay for and receive other Service(s).

3. FEES AND PAYMENT TERMS.

     3.1 Fees and Expenses. Customer will pay C&W for all fees according to the prices and "terms listed on the Order Form(s). The prices listed on the Order Form(s) will remain in effect during the Initial Service Term indicated in the Order Form(s) and will continue thereafter, unless modified as provided herein. C&W may change or increase the prices it charges Customer for any Service at any time after the Initial Service Term effective thirty (30) days after providing notice to Customer.

     In the event that such price increase is more than ten percent (10%) for any Service or such increase is not the first increase for such Service during a specific Renewal Service Term, Customer shall have the right to terminate such Service by delivering written notice to C&W within thirty (30) days of the date of such notice of the price increase from C&W. Customer also agrees to reimburse C&W for reasonable actual out-of-pocket expenses incurred in providing Professional Services to Customer; provided, that any such expenses are approved in advance by Customer.

     3.2 Payment Terms. Monthly recurring charges will be billed 30 days in advance of the provision of Services. Non-recurring charges and all other charges for Services received, including, but not limited to, variable usage Services, Supplemental Services, and expenses incurred for Professional Services during month (e.g., bandwidth usage fees, travel expenses) will be billed in arrears. Customer will be invoiced monthly on the first billing cycle after the Service Commencement Date. Customer shall pay to C&W the purchase price set forth in the applicable Order Form for each item of Purchased Equipment. Customer hereby grants and C&W reserves a purchase money security interest in the Purchased Equipment and the proceeds thereof as security for its obligations hereunder until payment of the full purchase price to C&W. Payment for all fees is due within thirty (30) days of the date of Customer's receipt of each C&W invoice, provided that C&W has provided the Services covered by that invoice. All payments will be made in the United States in U.S. dollars.

     3.3 Late Payments. Customer shall pay the full amount due in the invoices, less any amounts legitimately in dispute, within thirty (30) days of the invoice date. All invoices shall be deemed final and binding unless Customer notifies C&W of any alleged discrepancies no later than sixty (60) days from the invoice date. Any payment not received within thirty (30) days of the due date, other than the ones in dispute, will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If Customer is delinquent in its payments, or if Customer does not meet C&W's reasonable credit standards, C&W may, upon written notice to Customer, modify the payment terms to require full payment before the provision of any or all Services and Purchased Equipment, or require other assurances to secure Customer's payment obligations hereunder.

     3.4 Taxes. All fees for Services are exclusive of all taxes and similar fees now in force or enacted in the future or imposed on the transaction and/or


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the delivery of Services, all of which Customer will be responsible for and will pay in full, other than taxes based on C&W's net income. Customer also agrees to pay all taxes and other governmental charges assessed in connection with the sale, use or possession of the Purchased Equipment including, without limitation, any and all sales and/or use taxes and personal property taxes
(other than taxes based on C&W's net income).

4. CONFIDENTAL INFORMATION; INTELLECTUAL PROPERTY OWNERSHIP; LICENSE GRANTS.

     4.1 Confidential Information.

          (a) Nondisclosure of Confidential Information. C&W and Customer each acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, and other information held in confidence by the other party ("Confidential Information"). Confidential Information will include all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information will also include, but not be limited to, C&W Technology, Customer Technology, non-public information relating to the customers of either party, and the terms and conditions and existence of this Agreement. C&W and Customer each agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this Agreement, nor disclose to any third party (except as required by law, or to another C&W Company, in the case of C&W, or to that party's independent contractors, attorneys, accountants and other advisors as reasonably necessary), any of the other's Confidential Information and will take reasonable precautions to protect the confidentiality of such information, which precautions, in any event, will be at least as stringent as it takes to protect its own Confidential Information. C&W may require, as a condition of gaining access to any C&W facility, that employees and other visitors of Customer seeking such access execute a non-disclosure agreement which is consistent with Customer's confidentiality obligations under this Section 4.

          (b) Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party;
(ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party. The receiving party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that, unless restricted by order of a governmental agency or otherwise restricted by law, the receiving party provides reasonable notice to the other party of the required disclosure so as to permit the other party to respond to such request for r disclosure.

     4.2 Intellectual Property.

          (a) Ownership. Except for the rights expressly granted herein and the assignment expressly made in Section 4.4 (a), this Agreement does not transfer to Customer any C&W Technology, and all right, title and interest in and to C&W Technology will remain solely with C&W. Except for the rights expressly granted herein, this Agreement does not transfer from Customer to the C&W Companies any Customer Technology, and all right, title and interest in and to Customer Technology will remain solely with Customer. C&W and Customer each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or


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otherwise attempt to derive source code or other trade secrets from the other party.

          (b) General Skills and Knowledge. Notwithstanding anything to the contrary in this Agreement, none of the C&W Companies will be prohibited or enjoined at any time by Customer from utilizing any skills or knowledge of a general nature acquired during the course of providing the Services, including, without limitation, information publicly known or available or that could reasonably be acquired in similar work performed for another customer of a C&W Company.

          (c) Use of C&W Marks. Customer may refer to C&W's products and services in writing by the associated C&W Marks, provided (i) Customer has obtained C&W's prior written consent to such use, which consent may be withheld at C&W's sole discretion; (ii) such reference to C&W and C&W Marks is truthful and not misleading; and (iii) such reference complies with the then-current C&W Trademark and Logo Policies located at www.exodus.net.
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     4.3 License Grants.

          (a) By C&W. C&W hereby grants to Customer a nonexclusive, royalty-free license, during the Initial Service Term and any renewal Service Term, to use the C&W Technology, which Customer gains access to through the provision of the Service(s), solely for purposes of using the Service(s) and no other purpose.

          (b) By Customer. Customer agrees that if, in the course of performing the Service(s), it is necessary for C&W to enter the Customer Area, access Customer Equipment and use Customer Technology, C&W is hereby granted and shall have a nonexclusive, royalty-free license, during the Initial Service Term and any Renewal Service Term, to enter the Customer Area and use the Customer Technology solely for purposes of providing the Service(s) to Customer and no other purpose.

     4.4 Professional Services; Assignments and License.

          (a) Assignment of Work. Effective at the time C&W receives full and final payment for the Professional Service, C&W assigns to Customer all right, title and interest, including all intellectual property rights, in the Work, provided, however, that such assignment does not include C&W Technology.

          (b) License Grant. Commencing at the time C&W receives full and final payment for the Work, C&W grants to Customer a non-exclusive, non-transferable (except as permitted under Section 11.9), royalty free, perpetual license to use the C&W Technology incorporated into the Work solely in connection with the use of the Work as a whole, subject to Section 4.2 (a). To the extent that Customer or its employees or contractors participate in the creation or development of C&W Technology, Customer, on behalf of itself and its employees and contractors, hereby assigns to C&W all right, title and interest, including all intellectual property rights, in and to the C&W Technology.

5. C&W REPRESENTATIONS AND W ARRANTIES.

     5.1 General. C&W represents and warrants that (i) it has the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) the performance of its obligations and delivery of the Services to Customer will not violate any applicable laws or regulations, including U.S. OSHA requirements. In the event of a breach of the warranties set forth in this Section 5.1, Customer's sole remedies are (i) the right to receive Service Credits under the terms of the Service Level Agreement incorporated herein by this reference to the extent such breach results in Downtime or Performance Problems as those terms are defined in the Service Level Agreement, and (ii) the right to


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terminate the Services and this Agreement, including all outstanding Order
Forms, pursuant to Section 10 of this Agreement.

     5.2 Service Level Agreement. C&W warrants that it will perform the Services in a professional and workmanlike manner consistent with industry standards reasonably applicable to the performance thereof. In the event that Customer experiences any Downtime and/or Performance Problems, as those terms are defined in the Service Level Agreement incorporated herein by this reference, as a result of C&W's failure to provide the Services or C&W's breach of the warranties set forth in this Section 5.2 and the Service Level Agreement, Customer may be eligible to receive Service Credits from C&W and terminate the Services in accordance with the terms set forth in the Service Level Agreement. Customer's rights to receive Service Credits and terminate the Services and/or this Agreement and all outstanding Order Forms under the terms of the Service Level Agreement are Customer's sole and exclusive remedies for any failure by C&W to provide the Services and for C&W's failure to meet any warranty set forth in this Section 5.2 and the Service Level Agreement.

     5.3 Selection of Purchased Equipment and Rental Equipment; Manufacturer Warranty. Customer acknowledges and agrees that (i) it has selected the Purchased Equipment and/or Rental Equipment and has not relied on any statements made by C&W, and (ii) Customer's use and possession of the Purchased Equipment and Rental Equipment shall be subject to and controlled by the terms of any manufacturer's or supplier's warranty, as appropriate, or, the terms of the service warranty purchased by Customer from C&W to cover such Purchased or Rental Equipment, if any. Subject to the terms of any service warranty purchased by Customer from C&W to cover such Purchased or Rental Equipment, Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims. The right to enforce all warranties made by said manufacturer are hereby, to the extent C&W has the right, assigned to Customer, provided such assignment is solely for the Initial Service Term and any Renewal Service Term mutually agreed upon in the case of Rental Equipment.

     5.4 No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORM IN THIS
SECTION 5, INCLUDING THE SERVICE LEVEL AGREEMENT, CUSTOMER'S USE OF THE SERVICES AND SUPPLEMENTAL SERVICES IS AT ITS OWN RISK. THE C&W COMPANIES, THEIR SUPPLIERS AND SUBCONTRACTORS, IF ANY, DO NOT MAKE, AND HEREBY DISCLAIM, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. THE C&W COMPANIES. THEIR SUPPLIERS AND SUBCONTRACTORS, IF ANY, DO NOT WARRANT THAT THE SERVICES OR THE SUPPLEMENTAL SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

     5.5 Disclaimer of Actions Caused by and/or Under the Control of Third Parties. THE C&W COMPANIES DO NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM THE C&W COMPANIES' NETWORK AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD PARTIES CAN IMPAIR OR DISRUPT CUSTOMER'S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). C&W CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR. ACCORDINGLY, THE C&W COMPANIES, THEIR SUPPLIERS AND SUBCONTRACTORS, IF ANY, DISCLAIM ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

     5.6 Medical Life Support; Aircraft Service and Nuclear Applications. THE SERVICES, SUPPLEMENTAL SERVICES, RENTAL EQUIPMENT AND PURCHASED EQUIPMENT DELIVERED UNDER THIS AGREEMENT ARE NOT DESIGNED OR INTENDED FOR USE IN MEDICAL


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LIFE SUPPORT SYSTEMS AND SERVICES, ON-LINE CONTROL OF AIRCRAFT, AIR TRAFFIC,
AIRCRAFT NAVIGATION OR AIRCRAFT COMMUNICATIONS; OR IN THE DESIGN, CONSTRUCTION, OPERATION OR MAINTENANCE OF ANY NUCLEAR FACILITY. THE C&W COMPANIES, THEIR. SUPPLIERS AND SUBCONTRACTORS, IF ANY, DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH PURPOSE. Customer represents and warrants that it will not use the Services, Supplemental Services, Rental Equipment and Purchased Equipment for such purposes.

6. CUSTOMER OBLIGATIONS.

     6.1 Warranties of Customer.

          (a) General. Customer represents and warrants that throughout the term of this Agreement (i) it will have the legal right and authority to place and use any Customer Equipment as contemplated under this Agreement; (ii) the performance of its obligations and use of the Services and Supplemental Services (by Customer, its customers and users) will not violate any applicable laws, regulations, the Rules and Regulations or C&W's operating procedures, or unreasonably interfere with other C&W customers' use of C&W services; (iii) all equipment, materials and other tangible items placed by Customer at Internet Data Centers will be used in compliance with all applicable manufacturer specifications and industry standards, including, but not limited to, those relating to proper installation and ventilation; and (iv) it will comply with the terms and conditions of all licenses for software included in the Rental Equipment and Purchased Equipment.

          (b) Breach of Warranties. In the event of any breach of any of the foregoing warranties or other representations of Customer set forth herein, in addition to any other remedies available at law or in equity, C&W will have the, right to suspend immediately any related Services and/or restrict Customer's access to the Internet Data Center(s), if deemed reasonably necessary by C&W to prevent any harm to C&W, its employees and its business. C&W will, if practicable depending on the nature of the breach; and without in any way limiting any other rights and remedies it has in law or in equity, provide notice and a reasonable opportunity to cure. Once the breach is cured, C&W will promptly restore the Service(s), unless C&W has taken action under Section 10. If C&W withholds Services from Customer in error under this Section 6.l (b), Customer shall be entitled to receive Service Credits, calculated in accordance with the SLA, for any downtime thus occasioned.

     6.2 Compliance with Laws and Rules and Regulations. Customer agrees that it will use the Services and Supplemental Services only for lawful purposes and in accordance with this Agreement. Customer will comply at all times with all applicable laws and regulations, C&W operating procedures and the Rules and Regulations, as updated by C&W from time to time. C&W may change the Rules and Regulations upon fifteen (15) days' prior written notice to Customer from which Customer has thirty (30) days to object such change. In such case, the earlier Rules & Regulations shall apply for the Customer. Customer agrees to comply with the restrictions on Customer's and its users' online conduct contained in the Rules and Regulations and, in the event of a failure to comply, in addition to any other remedy C&W may have in law or in equity, Customer agrees to pay for C&W's administrative costs in accordance with the Rules and Regulations. Customer acknowledges that exercises no control whatsoever over the content of the information passing through Customer's site(s) or shared or processed on equipment under the control of C&W on behalf of Customer, and that it is the sole responsibility of Customer to ensure that the information it and its users transmit and receive complies with all applicable laws and regulations and the Rules and Regulations.

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     6.3 Access and Security. Except with the advance written consent of C&W,
Customer's access to the Internet Data Centers will be limited solely to the Representatives. Representatives may only access the Customer Area and are prohibited from accessing other areas of the Internet Data Centers unless accompanied by an authorized C&W representative. Customer's access to the Internet Data Centers is subject to the security provisions contained in the Rules and Regulations and Customer agrees to comply with such security requirements.

     6.4 Restrictions on Use of Services. Customer shall not resell the Services to any third parties (it being understood and agreed that the hosting of web sites for third parties does not constitute reselling the Services, as long as Customer provides the hosting services for third parties by adding significant value to the hosting services, not just acting as a mere pass through of the Services to the third parties.) or connect Customer Equipment directly to anything other than the C&W network, equipment and facilities except (i) through third party services made available by C&W ; or (ii) with the prior written consent of C&W (which may be withheld in its sole discretion). Customer agrees that, to the extent it uses the Services to provide services to its customers or users, Customer will use reasonable efforts to disclaim in writing any liability whatsoever by C&W, its suppliers or subcontractors to Customer's customers or users.

     6.5 Relocation of Customer Equipment. In the event that it becomes necessary to relocate the Customer Equipment to another Customer Area or Internet Data Center operated by C&W within the same geographic area, Customer will cooperate in good faith with C&W to facilitate such relocation, provided that such relocation is based on reasonable business needs of C&W, the expansion of the space requirements of Customer or otherwise. C&W shall be solely responsible for any costs and expenses incurred by C&W in connection with any such relocation and will use commercially reasonable efforts, in cooperation with Customer, to minimize and avoid any interruption to the Services. C&W agrees not to relocate Customer Equipment without Customer's prior consent, which consent shall not be unreasonably withheld; provided, that Customer shall have the absolute right to terminate the applicable Services without penalty within 30 days after C&W relocates Customer Equipment without Customer's consent, regardless of whether such consent was reasonably withheld.

     6.6 Rental Equipment.

          (a) Delivery and Term. On or prior to the Service Commencement Date, C&W shall deliver to Customer, at the designated Internet Data Center, the Rental Equipment. Customer shall have the right to use the Rental Equipment for the Initial Service Term set forth in the Order Form and any additional period agreed to in writing by C&W. Customer shall not remove any Rental Equipment from the Customer Area(s) without the prior written consent of C&W.

          (b) Title. The Rental Equipment shall always remain the personal property of C&W. Customer shall have no right or interest in or to the Rental Equipment except as provided in this Agreement and the applicable Order Form and shall hold the Rental Equipment subject and subordinate to the rights of C&W. Customer agrees to execute UCC financing statements as and when requested by C&W and, in the event such UCC financing statements are not executed by Customer, Customer hereby appoints C&W as its attorney-in-fact to execute such financing statements on behalf of Customer. Customer will, at its own expense, keep the Rental Equipment free and clear from any liens or encumbrances of any kind (except any caused by C&W) and will indemnify and hold C&W harmless from and against any loss or expense caused by Customer's failure to do so. Customer shall give C&W immediate written notice of any attachment or judicial process affecting the Rental Equipment or C&W's rights therein. Customer will not remove, alter or destroy any labels on the Rental Equipment indicating C&W's rights and shall allow the inspection of the Rental Equipment by C&W or persons authorized by C&W at any time.

          (c) Use, Maintenance and Repair. Customer will, at its own expense, keep the Rental Equipment in good repair, appearance and condition, other than normal wear and tear, and, if not included in the Services, shall obtain, pay for and keep in effect through the Service Term therefor a hardware and software support and maintenance agreement with the manufacturer or other party acceptable to C&W. All parts and updates furnished in connection with such repair and maintenance shall be manufacturer authorized parts and updates and shall immediately become components of the Rental Equipment and the property of C&W. Customer shall use the Rental Equipment in compliance with the manufacturer's or, supplier's suggested guidelines.

          (d) Upgrades and Additions. Customer may affix or install any accessory, addition, upgrade, equipment or device onto the Rental Equipment ("Additions"), provided that, such Additions (i) can be removed without causing material damage to the Rental Equipment; (ii) do not materially reduce the value of the Rental Equipment; (iii) are obtained from or approved in writing by C&W ; and (iv) are not subject to the interest of any third party other than C&W, its suppliers or licensors, if any. Any other Additions may not be installed without C&W's prior written consent. At the end of the Initial Service Term or additional rental period agreed to by C&W, or this Agreement, as applicable, Customer shall remove any Additions which were not provided by C&W and are readily removable without causing material damage or impairment of the intended function, use, or value of the Rental Equipment, and restore the Rental Equipment to its original configuration. Any Additions, which are not so removable, will become the property of C&W (lien free).

     6.7 Purchased Equipment.

          (a) Risk of Loss; Shipping and Handling. All Purchased Equipment is provided FOB equipment manufacturer or supplier facility, as applicable. Risk of loss passes to Customer upon delivery of the Purchased Equipment into the custody of the carrier or, if there are subsequent carriers, to the first carrier, for transportation to the named place of destination. Shipment will be made as specified by Customer and Customer is solely responsible for all expenses incurred in connection with the delivery of the Purchased Equipment. The Purchased Equipment will be deemed accepted by Customer upon shipment.

          (b) Title. Customer shall acquire title to the Purchased Equipment upon full payment of the purchase price(s) set forth in the Order Form. Notwithstanding the foregoing, C&W and any licensor of rights, as applicable, shall retain title to and rights in the intellectual property, software (whether or not subject to patent or copyright) and content contained in the Purchased Equipment.

7. INSURANCE.

     7.1 Minimum Levels. C&W and Customer shall each keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage, and (ii) workers' compensation insurance in an amount not less than that required by applicable law. C&W and Customer each agrees to ensure and be solely responsible for ensuring that its respective contractors, agents and subcontractors maintain insurance coverage at levels no less than those required by applicable law and customary in C&W's and Customer's respective industries, as applicable, and their respective contractors', agents', and subcontractors' industries.

     7.2 Certificates of Insurance; Naming C&W as an Additional Insured. Prior to installation of any Customer Equipment in the Customer Area, Customer will
(i) deliver to C&W certificates of insurance which evidence the minimum levels of insurance set forth above, and (ii) cause its insurance provider(s) to name

C&W as an additional insured and notify C&W in writing of the effective date thereof.

8. LIMITATIONS OF LIABILITY.

     8.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSON VISITING AN INTERNET DATA CENTER DOES SO AT HIS OR HER OWN RISK. C&W ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN THE NEGLEGENCE OR WILLFUL MISCONDUCT OF C&W.

     8.2 Damage to Customer Equipment. C&W ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN THE NEGLEGENCE OR WILLFUL MISCONDUCT OF C&W OR THAT OF ITS EMPLOYEES, AND SUBCONTRACTORS; To THE EX1ENT A COMPANY IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT REPLACEMENT VALUE OF THE CUSTOMER EQUIPMENT, EXCLUDING LOST DATA, SOFTWARE AND FIRMWARE.

     8.3 LIMITATION OF LIABILITY.

          (A) NOTWIHSTANDING ANYTHING ELSE IN THIS AGREEMENT, ALL LIABILTY OF THE C&W COMPANIES, THEIR RESPECTIVE EMPLOYEES, SUPPLIERS AND SUBCONTRACTORS UNDER THIS AGREEMENT (INCLUDING ALL RELATED ORDER FORMS) OR OTHERWISE SHALL BE LIMITED TO THE SUM OF FIVE HUNDRED THOUSAND DOLLARS (US $500,000)

          (B) ALL LIABILITIES OF CUSTOMER UNDER THIS AGREEMENT (INCLUDING ALL RELATED ORDER FORM) OR OTHERWISE SHALL BE LIMITED TO THE SUM OF FIVE HUNDRED THOUSAND DOLLARS (US $500,000)

          (C) SUCH LIMITATION SHALL NOT APPLY TO THE CONFIDENTIALITY INFORMATION (SECTION 4.1) AND INDEMNIFICATION (SECTION 9.1) BELOW.

     8.4 CONSEQUENTIAL DAMAGES WAIVER. EXCEPT FOR A BREACH OF SECTION 4.1 ("CONFIDENTIAL INFORMATION") OF THIS AGREEMENT, IN NO EVENT WILL THE C&W COMPANIES OR CUSTOMER BE LIABLE OR RESPONSIBLE TO CUSTOMER, IN THE CASE OF THE C&W COMPANIES, AND THE C&W COMPANIES, IN THE CASE OF CUSTOMER, FOR ANY TYPE OF INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR EQUIPMENT, EVEN IF ADVISED OF THE POSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

     8.5 Basis of the Bargain; Failure of Essential Purpose. The parties acknowledge that C&W has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

9. INDEMNIFICATION.

     9.1 Indemnification C&W and Customer will each indemnify (the "Indemnifying Party"), defend and hold the other (the "Indemnified Party") harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought by any third party against the Indemnified Party or its affiliates alleging (i) the infringement or misappropriation of any intellectual property right relating to the delivery or its use of the Service(s) (but excluding any infringement contributorily caused by the Indemnified Party); (ii) personal injury caused by the negligence or willful misconduct of the other party; and (iii) any violation of or failure to comply with the Rules and Regulations. Customer will indemnify, defend and hold C&W, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of (i) any breach by Customer of
Section 6.4 of this Agreement, and (ii) any damage or destruction to the Customer Area, the Internet Data Centers, C&W equipment or other customer equipment or business caused by Customer or its Representative(s).

     9.2 Indemnification Notice and Cooperation. Each of C&W's and Customer's indemnification obligations hereunder shall be subject to (i) receiving prompt written notice of the existence of any Action or Loss; (ii) being able to, at its option, control the defense of such Action; (iii) permitting the Indemnified Party to participate in the defense of any Action; and (iv) receiving full cooperation of the Indemnified Party in the defense thereof.

10. TERMINATION.

     10.1 Termination For Cause. C&W or Customer may terminate this Agreement and all outstanding Order Forms if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty
(30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from C&W ; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing. Customer and C&W may also terminate this Agreement in accordance with any other express terms regarding termination set forth in this Agreement.

     10.2 Early Termination. Customer may terminate this Agreement at any time during the Initial Term by giving written notice to C&W and remitting payment of 50% of the amounts that would have been due for the remainder of the Initial Service Term for space & band width Services only.

     10.3 No Liability for Termination. Neither the Companies nor Customer will be liable to the other for any termination or expiration of any Service or this Agreement in accordance with its terms.

     10.4 Effect of Termination. Upon the effective date of termination of this
Agreement:

          (a) C&W will immediately cease providing the Service(s) any and all payment obligations of Customer under this Agreement for Service(s) provided through the date of termination will immediately become due;

          (b) Termination Assistance: Notwithstanding , subsection (a) above, upon Customer's specific written request to C&W for assistance in termination and its duration being 120 days, Customer will promptly begin taking action to relocate its data center operations and discontinue operations at the Internet Data Center and will use all commercially reasonable efforts to complete such actions as soon as possible. During the 120- day period immediately following the effective date of termination, C&W shall continue providing the Services to Customer as needed (at the same rates, on the same terms and conditions as provided in the Agreement that were in effect immediately prior to the effective date of termination) and Customer shall continue to pay for such services at the rates in effect immediately prior to the effective date of termination ("Termination Assistance"). C&W shall have no obligation to continue to provide Services for longer than 120 days after the effective date of termination.

          (c) within thirty (30) days of such termination or 120 days with Termination Assistance, each party will return all, Confidential Information of the other party in its possession and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and

          (d) subject to Section 10.4 of this Agreement, within five (5) days of such termination, or 120 days with Termination Assistance, Customer shall (i) remove from the Internet Data Center(s) all Customer Equipment (excluding any Rental Equipment) and any other Customer property; (ii) remove Additions from all Rental Equipment in accordance with Section 6.6 (d) and deliver or make available all Rental Equipment to an authorized representative of C&W ; and
(iii) return the Customer Area to C&W in the same condition as it was on the Service Commencement Date for the Customer Area, normal wear and tear excepted. If Customer does not remove the Customer Equipment and its other property within five (5) days of the date of termination or 120 days with Termination Assistance, C&W may move any and all such property to storage and charge Customer for the cost of such removal and storage. If Customer does not remove the Customer Equipment and its other property within thirty (30) days of the date of termination or 150 days with Termination Assistance, C&W may liquidate the property in any reasonable manner and retain the proceeds.

     10.5 Customer Equipment as Security. In the event that Customer fails to pay C&W all amounts owed C&W under this Agreement when due, that is delinquency of non-disputed payment greater than 30 days, Customer agrees that, upon delivery of written notice to Customer, C&W may (i) restrict Customer's physical access to the Customer Area and Equipment; and/or (ii) upon termination of this Agreement, take possession of any Customer Equipment and store it, at Customer's expense, until taken in full or partial satisfaction of any amounts due C&W, all without being liable to prosecution or for damages.

     10.6 Survival. Any provisions in this Agreement which by their nature are intended to survive expiration or termination shall survive expiration or termination of this Agreement for any reason.

11. MISCELLANEOUS PROVISIONS.

     11.1 Force Majeure. Except for the obligation to make payments for Services rendered, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet (not resulting from the actions or inactions of C&W), provided that the delayed party: (i) gives the other party prompt notice of such cause, and (ii) uses its reasonable commercial efforts to promptly correct such failure or delay in performance. If C&W is unable to provide Service(s) for a period of thirty (30) consecutive days as a result of a continuing force majeure event, Customer may cancel the Service(s).

     11.2 No Lease; Agreement Subordinate to Master Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Area and use the Internet Data Center(s) and any equipment provided by C&W in accordance with this Agreement; (ii) Customer has not been granted any real property interest in the Customer Area or

Internet Data Center(s); (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances; and
(iv) this Agreement, to the extent it involves the use of space leased by C&W, shall be subordinate to any lease between C&W and its landlord(s). Customer hereby waives and releases any claims or rights to make a claim that it may have against the landlord(s) under any lease by C&W with respect to any equipment or property of Customer located in the premises demised to C&W by such landlord(s).

     11.3 Marketing. Notwithstanding anything contained in Section 4.1, Customer agrees that during the term of this Agreement, C&W may publicly refer to Customer orally and in writing, as a Customer of the C&W Companies. Any other reference to Customer by C&W, including the announcement of the parties' relationship via a press release, requires the written consent of Customer.

     11.4 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the United States in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

     11.5 Non-Solicitation. During the Term of this Agreement and continuing through the first anniversary of the termination of this Agreement, Customer agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by a C&W Company or contracted by a C&W Company to provide Services to Customer.

     11.6 No Third Party Beneficiaries. C&W, and Customer agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party or the customers of Customer.

     11.7 Governing Law; Dispute Resolution. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the Arbitration Rules (and if Customer is a non-U.S. entity, the International Arbitration Rules) of the American Arbitration Association ("AAA "). There will be three (3) arbitrators (the "Arbitration Tribunal"), the first of which will be appointed by the claimant in its notice of arbitration, the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which will be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement will be enforceable, and any arbitration award will be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration will be held in San Francisco, California, USA if Customer is the party initiating the arbitration, and in Boston, Massachusetts, USA if C&W is the party initiating the arbitration. Notwithstanding the foregoing, claims for preliminary injunctive relief, other pre-judgment remedies, and claims for Customer's failure to pay for Services in accordance with this agreement may be brought in a state or federal court in the United States with jurisdiction over the subject matter and parties.

     11.8 Time to Bring Claims. Any initial demand for arbitration pursuant to this Agreement, and any legal action arising under this Agreement, must be initiated within two years after the cause of action arises.

     11.9 Severability; Waiver. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

     11.10 Assignment. Customer or C&W may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets, provided that, in the case of Customer, such assignment shall become effective only upon written notice to C&W. Customer may not otherwise assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of C&W, and any attempted assignment or delegation without such consent will be void. C&W may assign this Agreement in part and/or delegate the performance of certain Services to third parties, provided C&W controls the delivery of such Services to Customer and remains responsible to Customer for the delivery of such Services.

     11.11 Notice. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by email, confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party as listed below the signature for such party on this Agreement or at such other address as may hereafter be furnished in writing by either party to the other party. Such notice will be deemed to have been given as of the date it is delivered, mailed, emailed, or faxed, whichever is earlier.

     11.12 Relationship of Parties. C&W and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between C&W and Customer. Neither C&W nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

     11.13 Entire Agreement; Counterparts; Originals. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between Customer and C&W with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. Any additional or different terms in any purchase order or other response by Customer shall be deemed objected to by C&W without need of further notice of objection, and shall be of no effect or in any way binding upon C&W. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of C&W and Customer in accordance with this Section
11.13. For purposes of this Agreement, the term "written" means anything reduced to a tangible form by a party, including a printed or handwritten document, e-mail or other electronic format.

     11.14 Interpretation of Conflicting Terms. In the event of a conflict between or among the terms in this Agreement, the Order Form(s), the Specification Sheet(s), the Service Level Agreement, the Statement(s) of Work, and any other document made a part hereof, the documents shall control in the following order: the Order Form with the latest date, the Rules and Regulations with the latest date, the Statement of Work, Specification Sheets, the Service Level Agreement, the Agreement and other documents.

     Authorized representatives of Customer and Cable & Wireless Internet Services Inc., have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the Effective Date.



CUSTOMER                             CABLE & WIRELESS INTERNET SERVICES INC.

Signature: /s/Robert P. Orlando      Signature: /s/Cecilia Chang
           --------------------                 ----------------
Print Name: Robert P. Orlando        Print Name: Cecilia Chang
            -----------------                    -------------
Title: VP & CFO                      Title: Corporate Counsel
       --------                            -----------------
Date: April 30, 2002                 Date: May 13, 2002
      --------------                       ------------

ADDRESS FOR NOTICE:                 ADDRESS FOR NOTICE:
120 Flanders Road                   45 Fremont St. #1200
-----------------                   --------------------
Westboro, MA  01581                 San Francisco, CA  94105
-------------------                 ------------------------
ATTENTION: General Counsel          ATTENTION: General Counsel
           ---------------                     ---------------

This Agreement incorporates the following documents:

* Order Form(s)

    * Specification Sheet(s)

    * Statement(s) of Work (if applicable)

* Registration Form

* Attachment A     C&W Rules and Regulations

* Attachment B     C&W Service Level Agreement

                     ATTACHMENT A C&W RULES AND REGULATIONS

These Rules and Regulations cover (1) C&W's customer's (the "Customer") (and the Customer's customers, agents and users) use of and access to C&W's facilities (e.g. Internet Data Centers); (2) Customer's (and its customers, agents and users) use of the C&W online services; and (3) C&W's maintenance of the services it provides to its Customers.

ACCESS TO INTERNET DATA CENTERS

Only those individuals identified in writing by Customer on the Customer Registration Form, ("Representatives") may access the Internet Data Centers. Customer shall deliver prior written notice to C&W of any changes to the Customer Registration Form and the list of Representatives.

Customer and its Representatives shall not allow any unauthorized persons to have access to or enter any Internet Data Centers. Customer and its Representatives may only access that portion of an Internet Data Center made available by C&W to Customer for the placement of Customer's equipment and use of the Internet Data Center Services (the "Customer Area"), unless otherwise approved and accompanied by an authorized C&W representative.

USE OF INTERNET DATA CENTER FACILITY

Conduct at Internet Data Centers. Customer and its Representatives agree to adhere to and abide by all security and safety measures established by C&W and set forth in the Customer Guide provided by C&W to Customer. Customer and its Representatives shall also not do or participate in any of the following:

misuse or abuse any C&W property or equipment or third party equipment;

make any unauthorized use of or interfere with any property or equipment of any other C&W Customer;

harass any individual, including C&W personnel and representatives of other C&W Customers; and engage in any activity that is in violation of the law or aids or assists any criminal activity while on C&W property or in connection with the Internet Data Center Services.

Prohibited Items. Customer and its Representatives shall keep each Customer Area clean at all times. It is each Customer's responsibility to keep its area clean and free and clear of debris and refuse. Customer shall not, except as otherwise agreed to in writing by C&W, (1) place any computer hardware or other equipment in the Customer Area that has not been identified in writing to C&W ; (2) store any paper products or other combustible materials of any kind in the Customer Area (other than equipment manuals); and (3) bring any Prohibited Materials (as defined below) into any Internet Data Center. "Prohibited Materials" shall include, but are not limited to, the following and any similar items:

   * food and drink;

   * tobacco products;

   * explosives and weapons;

   * hazardous materials;

   * alcohol, illegal drugs and other intoxicants;

   * electro-magnetic devices which could unreasonably interfere with computer and telecommunications equipment;

   * radioactive materials; and

   * photographic or recording equipment of any kind (other than tape back-up equipment).

EQUIPMENT AND CONNECTIONS

Customer Equipment. Each piece of equipment installed in a Customer Area (the "Customer Equipment") must be clearly labeled with Customer's name (or code name provided in writing to C&W) and individual component identification. Each connection to and from a piece of Customer Equipment shall be clearly labeled with Customer's name (or code name provided in writing to C&W) and the starting and ending point of the connection. Customer Equipment must be configured and run at all times in compliance with the manufacturer's specifications, including power outlet, power consumption and clearance requirements. Except in emergencies, Customer must use its best efforts to provide C&W with at least 48 hours prior notice any time it intends to connect or disconnect any Customer Equipment or other equipment.

SCHEDULED MAINTENANCE

C&W will conduct routine scheduled maintenance of its Internet Data Centers and Internet Data Center Services according to the maintenance schedule posted on the World Wide Web site at http://www.exodus.net. In the event a mission
                           ---------------------
critical maintenance situation arises, C&W may be required to perform emergency maintenance at any time. During these scheduled and emergency maintenance periods, Customer's Equipment may be unable to transmit and receive data, and Customer may be unable to access the Customer Equipment. Customer agrees to cooperate with C&W during the scheduled and emergency maintenance periods.

ONLINE CONDUCT

Customer Content. Customer acknowledges that C&W exercises no control whatsoever over the content of the information passing through Customer's site(s) and that it is the sole responsibility of Customer to ensure that the information it and its users transmit and receive complies with all applicable laws and regulations and these Rules and Regulations.

Prohibited Activities. Customer will not, and will not permit any persons ("Users") using Customer's online facilities and/or services, including, but not limited to, Customer's Web site(s) and transmission capabilities, to do any of the following ("Prohibited Activities"):

    * send unsolicited commercial messages or communications in any form to recipients. ("SPAM")

    * engage in any activities or actions that infringe or misappropriate the intellectual property rights of others, including, but not limited to, using third party copyrighted materials without appropriate permission, using third party trademarks without appropriate permission or attribution, and using or distributing third party information protected as a trade secret information in violation of a duty of confidentiality;

    * engage in any activities or actions that would violate the personal privacy rights of others, including, but not limited to, collecting and distributing information about Internet users without their permission, except as permitted by applicable law;

    * send, post or host harassing, abusive, libelous or obscene materials or assist in any similar activities related thereto;

    * intentionally omit, delete, forge or misrepresent transmission information, including headers, return mailing and Internet protocol addresses;

    * engage in any activities or actions intended to withhold or cloak Customer's or its Users' identity or contact information;

    * use the C&W connectivity services for any illegal purposes, in violation of any applicable laws or regulations or in violation of the rules of any other service providers, web sites, chat rooms or the like; and

    * assist or permit any persons in engaging in any of the activities described above.

If Customer becomes aware of any Prohibited Activities, Customer will use best efforts to remedy such Prohibited Activities immediately, including, if necessary, limiting or terminating User's access to Customer's online facilities.

Third Party Complaint Process. C&W routinely receives (at Abuse@exodus.net)
                                                          ----------------
written complaints ("Complaints") from third parties regarding Prohibited Activities allegedly being conducted by a Customer or its Users. Due to the nature of C&W's business, in C&W's experience, most legitimate complaints and actual Prohibited Activity is conducted by Customers and users of C&W's Customers, not by C&W's Customers themselves. C&W requires its Customers to use policies similar to these Rules and Regulations and will work with its Customers to resolve violations. C&W will take the following actions to document and resolve each Complaint received by C&W related to a Customer or its Users.

      First Complaint. Upon receipt of the initial complaint from a third party
      ---------------
      regarding Prohibited Activity by a Customer or its User, C&W will send a letter (the "First Letter") to the complaining third party that describes C&W's policies related to the Prohibited Activity and lists the contact information for the Customer and encloses a copy of the original Complaint received by C&W. C&W also will deliver notice of the Complaint to the Customer by sending a copy of the same letter to the Customer via e-mail to its abuse address so that Customer can investigate to determine whether the Prohibited Activity occurred and remedy the Prohibited Activity if it is found to have occurred. C&W's goal is to put the complainant directly in touch with the party in the best position to remedy the problem, C&W's Customer who has the relationship with the alleged violator.

      Second Complaint. Upon receipt of a second complaint after the date of the
      ----------------
      First Letter related to the same or similar Prohibited Activity of Customer described in the First Letter that clearly indicates that the Prohibited Activity continued after the date of the First Letter, C&W will send a second letter (the "Second Letter") with a copy of the second complaint to the Customer and request that Customer respond in writing to C&W with an explanation and timeline of the actions to be taken by Customer to remedy Prohibited Activity. In the event that Customer does not respond to the C&W's Second Letter and remedy the Prohibited Activity within ten (10) business days, C&W will bill Customer in the following month $500 to cover C&W's administrative costs associated with the Prohibited Activities of Customer.

      Third Complaint. Upon receipt of a third complaint after the date of the
      ---------------
      Second Letter related to the same or similar Prohibited Activity of Customer described in the Second Letter that clearly indicates that the Prohibited Activity continued after the date of the First Letter, C&W will send a third and final letter (the "Third Letter") with a copy of the third complaint to the Customer and request again that Customer investigate to determine whether the Prohibited Activity occurred and, if so, cease the Prohibited Activity cease immediately if it is found to have occurred. In the event that the Prohibited Activity does not cease within five (5) business days after it is found to have occurred, C&W will terminate or suspend its connectivity service to its Customer, and will only resume providing service when it receives adequate assurances that such activity will not continue. C&W will also bill its Customer $5,000 to cover C&W's administrative costs associated with the Prohibited Activities. In the case of unfounded complaints of Prohibited Activity, C&W will take no action against Customer.

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

Suspension and Termination of Service. C&W reserves the right to suspend and/or terminate a Customer's Service at any time for any material failure of Customer, its Representatives or its Users to comply with these Rules and Regulations.

SUPPLEMENTAL SERVICES

Subject to the terms and conditions set forth in the Master Services between C&W and the Customer, C&W may, from time to time, provide Customer with certain limited services and equipment needed and requested by Customer on a "one-off" or emergency basis ("Supplemental Services") where such services are not included within the scope of the Services purchased by Customer. Customer will be charged for all Supplemental Services provided Customer. C&W has no obligation to determine the need for or provide Supplemental Services. All Supplemental Services are provided on an "as-is" basis and exclude warranties of any kind, whether express or implied.

MODIFICATION OF RULES AND REGULATIONS

C&W may change these Rules and Regulations upon fifteen (15) days' notice to Customer, which notice shall be provided by posting such new Rules and Regulations at the Web site:
http://www.exodus.net/about_us/rules_and_regulations/


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


                   ATTACHMENTB L C&W SERVICE LEVEL AGREEMENT

1. Service Level Goal; Service Level Agreement. C&W shall use all reasonable commercial efforts to ensure that the C&W network is operating and available to Customers approximately 99.97% of the time in any calendar month. In the event that the C&W network is not available for more than fifteen (15) consecutive minutes and/or Customer experiences any of the service performance issues defined below due to C&W's failure to provide Services, Customer will be eligible to receive the Service Credits described below (the "Service Level Agreement").

2. Definitions. The following definitions shall apply to the Service Level Agreement.

     2.1 "Downtime" shall mean sustained packet loss in excess of fifty percent (50%) within C&W's network for fifteen (15) consecutive minutes due to the failure of C&W to provide Service(s) for such period. Downtime shall not include any packet loss or network unavailability during C&W's scheduled maintenance of the Internet Data Centers, network and service(s), as described in the C&W Rules and Regulations.

     2.2 "Excess Latency" shall mean transmission latency (i) in excess of one hundred twenty (120) milliseconds round trip time between any two points within C&W's U.S. network; (ii) in excess of one hundred twenty (120) milliseconds round trip time between any two points within C&W's r Japan network; (iii) in excess of one hundred twenty (120) milliseconds round trip time between any two points within C&W's Western European network; (iv) in excess of two hundred fifty (250) milliseconds round trip time between any two points within C&W's U.S. and Japan network, (v) in excess of two hundred fifty (250) milliseconds round trip time between any two points within C&W's Western European network and C&W's US network; or (vi) in excess of five hundred (500) milliseconds round trip time between any two points within C&W's entire network.

     2.3 "Excess Packet Loss" shall mean packet loss in excess of one percent (1 %) between any two points within C&W's network.

     2.4 "Performance Problem" shall mean Excess Packet Loss and/or Excess Latency.

     2.5 "Service Credit" shall mean an amount equal to the pro-rata monthly recurring connectivity charges (i.e., all monthly recurring bandwidth-related charges) for one (1) day of Service.

3. Downtime Periods. In the event Customer experiences Downtime, Customer shall be eligible to receive from C&W a Service Credit for each Downtime period.
Examples: If Customer experiences one Downtime period, it shall be eligible to receive one Service Credit. If Customer experiences two Downtime periods, either from a single event or multiple events, it shall be eligible to receive two Service Credits.

4. Performance Problems; Packet Loss and Latency. In the event that C&W discovers or is notified by Customer that Customer is experiencing a Performance Problem, C&W will take all actions necessary to determine the source of the Performance Problem.

     4.1 Time to Discover Source of Performance Problem; Notification of Customer. Within two (2) hours of discovering or receiving notice of the Performance Problem, C&W will determine whether the source of the Performance Problem is limited to the Customer Equipment and the C&W equipment connecting the Customer Equipment to the C&W LAN. If C&W determines that the Customer Equipment and C&W connection are not the source of the Performance Problem, C&W will determine the source of the Performance Problem within an additional two
(2) hour period. In any event, C&W will notify Customer of the source of the Performance Problem within sixty (60) minutes of identifying the source.

     4.2 Remedy of Packet Loss and Latency. If the source of the Performance Problem is within the sole control of C&W, C&W will remedy the Performance Problem within two (2) hours of determining the source of the Performance


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

Problem. If the source of and remedy to the Performance Problem reside outside of the C&W LAN or W AN, C&W will use commercially reasonable efforts to notify the party(ies) responsible for the source of the Performance Problem and cooperate with such party(ies) to resolve such problem as soon as possible.

     4.3 Failure to Determine Source and/or Remedy. In the event that C&W (i) is unable to determine the source of the Performance Problem within the time periods described in subsection 4.1 above and/or; (ii) is the sole source of the Performance Problem and is unable to remedy such Performance Problem within the time period described in subsection 4.2 above, C&W will deliver a Service Credit to Customer for each two (2) hour period in excess of the time periods for identification and resolution described above.

5. Customer Must Request Service Credit. In order to receive any of the Service Credits described above, Customer must notify C&W within seven (7) days from the time Customer becomes eligible to receive a Service Credit. Failure to comply with this requirement will forfeit Customer's right to receive a Service Credit.

6. Remedies Shall Not Be Cumulative; Maximum Service Credit. The aggregate maximum number of Service Credits to be issued by C&W to Customer for any and all Downtime periods and Performance Problems that occur in a single calendar month shall not exceed seven (7) Service Credits. A Service Credit shall be issued in the C&W invoice in the month following the Downtime or Performance Problem, unless the Service Credit is due in Customer's final month of Service. In such case, a refund for the dollar value of the Service Credit will be mailed to Customer. Customer shall also be eligible to receive a pro-rata refund for
(i) Downtime periods and Performance Problems for which Customer does not receive a Service Credit and (ii) any Services C&W does not deliver to Customer for which Customer has paid.

7. Termination Option for Chronic Problems. Customer may terminate this Agreement for cause and without penalty by notifying C&W within five (5) days following the end of a calendar month in the event either of the following occurs: (i) Customer experiences more than fifteen (15) Downtime periods resulting from three (3) or more nonconsecutive Downtime events during the calendar month; or (ii) Customer experiences more than eight (8) consecutive hours of Downtime due to any single event. Such termination will be effective thirty (30) days after receipt of such notice by C&W, subject to Section 10.4.

8. SERVICE LEVEL EXCLUSIONS. THE SERVICE LEVEL AGREEMENT DOES NOT APPLY TO ANY SERVICE(S) THAT EXPRESSLY EXCLUDE THIS SERVICE LEVEL AGREEMENT (AS STATED IN THE SPECIFICATION SHEETS FOR SUCH SERVICES) AND ANY PERFORMANCE ISSUES (1) CAUSED BY FACTORS OUTSIDE OF C&W'S REASONABLE CONTROL; (II) THAT RESULTED FROM ANY ACTIONS OR INACTIONS OF CUSTOMER OR ANY THIRD PARTIES; OR (III) THAT RESULTED FROM CUSTOMER'S EQUIPMENT AND/OR THIRD PARTY EQUIPMENT (NOT WITHIN THE PRIMARY CONTROL OF C&W). THIS SERVICE LEVEL AGREEMENT STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY C&W TO PROVIDE SERVICE(S).

Authorized representatives of Customer and Cable & Wireless Internet Services Inc., have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the Effective Date.



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